EXHIBIT 99.1

News Release

    For Information Contact:
Marshall H. Bridges, Treasurer and Vice President (563) 272-4844

HNI CORPORATION APPOINTS KURT TJADEN AS
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

MUSCATINE, Iowa (August 25, 2008) – HNI Corporation (NYSE: HNI) announced today the appointment of Kurt Tjaden as Vice President and Chief Financial Officer, reporting to Stan Askren, Chairman, President and CEO, HNI Corporation.

“Kurt brings with him a unique set of capabilities and experiences, having served in operating and financial roles both domestically and internationally.  We are pleased to have Kurt leading our financial functions and expect that he will be a strong contributor to our operations and business strategy,” said Mr. Askren.

Prior to joining HNI Corporation, Mr. Tjaden was Vice President and Chief Financial Officer, Asia, Whirlpool Corporation.  His experience includes serving as Chief Financial Officer for Pure Fishing, Inc. and Gateway Asia Pacific.  He also held multiple financial and international positions during 14 years at Procter & Gamble.  Mr. Tjaden holds a bachelor’s degree in Business Administration from Iowa State University and an MBA from Pepperdine University.

Mr. Tjaden succeeds Jerry Dittmer, who was appointed President, The HON Company and Executive Vice President, HNI Corporation on March 10, 2008.

HNI Corporation is a NYSE traded company providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation’s leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation’s strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, Heatilator®, Heat & GloTM, Quadra-Fire®, and Harman StoveTM have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation’s website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives, and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) repurchases of common stock, (f) ability to maintain its effective tax rate, and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash to fund future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including, with respect to the Corporation’s hearth products, the protracted decline in the housing market; lower industry growth than expected; major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; restrictions imposed by the terms of the Corporation’s revolving credit facility, term loan credit agreement and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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